                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         ALLMERICA FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                         ALLMERICA FINANCIAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[_]  Fee paid previously by written materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[LOGO OF ALLMERICA FINANCIAL CORPORATION]

                        ALLMERICA FINANCIAL CORPORATION

                            Notice of Annual Meeting
                              and Proxy Statement

                                 Annual Meeting
                                of Shareholders

                        Allmerica Financial Headquarters
                               440 Lincoln Street
                            Worcester, Massachusetts

                                  May 15, 2001

[LOGO OF ALLMERICA FINANCIAL CORPORATION]

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                                                                  April 6, 2001

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held on Tuesday, May 15, 2001, at 9:00 a.m. local time, at the Company's headquarters in Worcester, Massachusetts.

  The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.

                                          Sincerely,
                                          /s/ John F. O'Brien
                                          John F. O'Brien
                                          President and Chief Executive
                                           Officer

                        ALLMERICA FINANCIAL CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2001

                               ----------------

To the Shareholders of
Allmerica Financial Corporation:

  The Annual Meeting of Shareholders of Allmerica Financial Corporation ("AFC" or the "Company") will be held in Bullock Hall on the first floor of AFC's headquarters, 440 Lincoln Street, Worcester, Massachusetts on Tuesday, May 15, 2001, at 9:00 a.m. local time, for the purpose of considering and voting on:

    1. Election of five individuals to the Board of Directors;

    2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of AFC for 2001; and

    3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed March 21, 2001 as the record date for determining the shareholders of AFC entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

  The Company's 2000 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card.

                                          By Order of the Board of Directors

                                          Charles F. Cronin
                                          Secretary and Counsel

Worcester, Massachusetts
April 6, 2001

  Whether or not you plan to attend the meeting, you are requested to sign, date and mail promptly the enclosed proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. If you do not attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                                PROXY STATEMENT

                                 INTRODUCTION

  This Proxy Statement, with the accompanying proxy card, is being mailed to shareholders on or about April 6, 2001, and is furnished in connection with the solicitation of proxies by the Board of Directors of Allmerica Financial Corporation ("AFC" or the "Company") for use at the Annual Meeting of Shareholders of AFC to be held on May 15, 2001 (the "Annual Meeting").

  The record date and hour for determining shareholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 21, 2001 (the "Record Date"). As of the Record Date, 52,970,880 shares of AFC's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

  The shares of Common Stock represented by the enclosed proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for Director designated herein, and in favor of the ratification of PricewaterhouseCoopers LLP as AFC's independent public accountants for 2001. The enclosed proxy confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

  As long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect the Director nominees. Votes withheld from a Director nominee, abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

  The enclosed proxy is being solicited by the Board of Directors of AFC. The cost of soliciting proxies will be borne by AFC, and will consist primarily of preparing and mailing the proxies and Proxy Statements. AFC will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners of the Company's stock.

  AFC's Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements for AFC and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

                                    ITEM I
                             ELECTION OF DIRECTORS

  The Board of Directors consists of three classes, which will be equal in size upon the re-election of all nominated directors. At a regularly scheduled meeting in October 2000, the Board of Directors elected John R. Towers to the Board, effective December 12, 2000, for a term to expire at the 2002 Annual Meeting of Shareholders. Of the class of five Directors whose term will expire at this year's Annual Meeting, Michael P. Angelini, Terrence Murray, John F. O'Brien and Herbert M. Varnum have been nominated for re-election to a three-year term ending at the 2004 Annual Meeting of Shareholders. Robert P. Henderson has been nominated for re-election to a two-year term ending at the 2003 Annual Meeting of Shareholders. The remaining six Directors will continue to serve in accordance with their previous appointment.

  The Board of Directors recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

  In the event that any of the nominees should be unavailable to serve as a Director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve.

  Information as to each nominee and as to Directors continuing in office follows:

Nominees for Director

  Michael P. Angelini, 58, has been a Director of AFC since February 1995 and was a Director of First Allmerica Financial Life Insurance Company ("FAFLIC"), a subsidiary of AFC, from August 1984 to April 1996. Mr. Angelini is a partner at the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968, and is a Director of Flagship Bank & Trust Company, a privately held regional bank.

  Mr. Angelini is a member of the Investment Committee of AFC's Board of Directors.

  Robert P. Henderson, 69, has been a Director of AFC since September 1996. Mr. Henderson has been a general partner of Greylock Management Corporation, a venture capital firm, since 1983, and served as its Chairman until 1997. Mr. Henderson is also a Director of Cabot Corporation, a diversified specialty chemicals and materials and energy company, and Visible Markets, Inc., a privately held company, Chairman-Emeritus of the Board of Trustees of the Museum of Fine Arts in Boston, Massachusetts, and a Member of Corporation of Beth Israel Deaconess Hospital. Mr. Henderson is a former Chairman of the Federal Reserve Bank of Boston.

  Mr. Henderson is Chairman of the Investment Committee and a member of the Compensation Committee of AFC's Board of Directors.

  Terrence Murray, 61, has been a Director of AFC since February 1995 and was a Director of FAFLIC from January 1992 to April 1996. Mr. Murray is the Chairman and Chief Executive Officer of FleetBoston Financial Corporation, a bank holding company, where he has been employed since July 1962. Mr. Murray is also a Director of A.T. Cross Co., a writing instrument company, and CVS Corporation, a drugstore chain.

  Mr. Murray is the Chairman of the Committee on Directors of AFC's Board of Directors.

  John F. O'Brien, 57, has been a Director and the Chief Executive Officer and President of AFC since February 1995. He has also served as a Director, Chief Executive Officer and President of FAFLIC since August 1989. Mr. O'Brien is also a trustee and executive officer of Allmerica Securities Trust. Mr. O'Brien also currently serves as a Director of The TJX Companies, Inc., an off-price family apparel retailer, ABIOMED, Inc., a medical device company, and Cabot Corporation, a diversified specialty chemicals and materials and energy company. He also currently serves as a member of the executive committee of the Mass Capital Resource Company, a Massachusetts investment partnership. Prior to joining FAFLIC, Mr. O'Brien served as an executive officer of FMR Corp., the parent company of various financial services companies in the Fidelity Group.

  Herbert M. Varnum, 63, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1979 to April 1996. Mr. Varnum was employed by Quabaug Corporation, a manufacturing company, beginning in 1960 and served as its President and Chief Executive Officer from 1982 to 1989, and as its Chairman and Chief Executive Officer from January 1990 until his retirement in June 1995.

  Mr. Varnum is Chairman of the Compensation Committee of AFC's Board of Directors.

Directors Continuing in Office

  E. Gordon Gee, 57, has been a Director of AFC since July 1998. Mr. Gee is Chancellor of Vanderbilt University, were he has been employed since August 2000. Mr. Gee was President of Brown University from January 1998 until January 2000, and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the Board of Directors of Hasbro, Inc., Intimate Brands, Inc., The Limited, Inc., Dollar General Corp. and Massey Energy Company.

  Mr. Gee is a member of the Committee on Directors of AFC's Board of Directors. His term of office as a Director of AFC expires in 2003.

  Samuel J. Gerson, 59, has been a Director of AFC since July 1998. Since December 2000, Mr. Gerson has been Chairman of GenuOne, Inc., a provider of technology and consulting services for brand security. Mr. Gerson served as Chairman and Chief Executive Officer of Filene's Basement Corporation, a fashion retailer, from 1984 until his retirement in June 2000. Filene's Basement filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in August 1999. In March 2000, a subsidiary of Value City Department Stores, Inc. completed the acquisition of substantially all of the assets and the assumption of certain liabilities of Filene's Basement. Mr. Gerson is also a director of Bon-Ton Stores, Inc., a fashion retailer.

  Mr. Gerson is a member of the Committee on Directors of AFC's Board of Directors. His term of office as a Director of AFC expires in 2002.

  Gail L. Harrison, 53, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1986 to April 1996. Since May 2000, Ms. Harrison has been a principal at Powell Tate, a public affairs and communications firm and division of Weber Shandwick Worldwide. From 1981 until joining Powell Tate, she was affiliated with The Wexler Group, a government relations consulting firm, where she was a Founding Principal.

  Ms. Harrison is a member of the Audit Committee of AFC's Board of Directors. Her term of office as a Director of AFC expires in 2003.

  M Howard Jacobson, 68, has been a Director of AFC since July 1997. He has been a Senior Advisor and Consultant to Bankers Trust Private Bank since 1991. Mr. Jacobson was for many years President and Treasurer and a Director of Idle Wild Foods, Inc., a Fortune 500 company, until that company was sold in 1986.

  Mr. Jacobson is a member of the Compensation Committee and Investment Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2003.

  Wendell J. Knox, 53, has been a Director of AFC since December 1999. Mr. Knox is President and Chief Executive Officer of Abt Associates, a policy research and business consulting firm, where he has been employed since 1969. Mr. Knox is also a Director of Eastern Bank, a mutually owned commercial bank.

  Mr. Knox is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2002.

  Robert J. Murray, 59, has been a Director of AFC since May 1996. He has been Chairman and Chief Executive Officer of New England Business Service, Inc. ("NEBS"), a business-to-business direct marketing company, since December 1995 and has served on the Board of Directors of NEBS since 1991. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc. Mr. Murray is also a Director of LoJack Corporation, an automobile security system manufacturer, and Vanderweil Engineers, a privately-held engineering firm.

  Mr. Murray is Chairman of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2002.

  John R. Towers, 59, has been a Director of AFC since December 2000. Mr. Towers is Vice Chairman and Chief Administrative Officer of State Street Corp., a worldwide provider of institutional investment services, where he has served as an executive officer since 1994.

  Mr. Towers is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2002.

Certain Information Regarding Directors

 General

  During the last fiscal year, the Board of Directors held six regularly scheduled meetings. All of the incumbent Directors attended at least 75% of the Board and committee meetings held while they were members during 2000. The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and an Investment Committee.

 Board Committees

  The Audit Committee is comprised of Mr. R. Murray (Chair), Ms. Harrison, Mr. Knox and Mr. Towers, who joined the Committee in December 2000. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on May 16, 2000. A copy of the Charter is attached as Exhibit A to this Proxy Statement. The committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The committee also periodically reviews its Charter. The committee met four times during 2000.

  The Compensation Committee is comprised of Messrs. Varnum (Chair), Henderson and Jacobson. The Compensation Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. No member of this committee has any interlocking or other relationships with AFC and its subsidiaries that would call into question his independence as a member of the committee. The committee met twice in 2000.

  The Committee on Directors is comprised of Messrs. T. Murray (Chair), Gee and Gerson. The Committee on Directors advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee held two meetings in 2000. The committee recommended this year's candidates for reelection and recommended Board member committee assignments to the full Board of Directors. The committee is authorized to consider nominees recommended by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications. Pursuant to the Company's by-laws, shareholders seeking to nominate a candidate for election to the Board of Directors must deliver written notice of such nomination to the Company's Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and AFC stockholdings of the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of AFC common stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

  The Investment Committee is comprised of Messrs. Henderson (Chair), Angelini and Jacobson. The Investment Committee reviews and evaluates, as may be appropriate, information relating to the Company's investable assets, its investment policies, strategies, objectives and activities. The committee met three times in 2000.

 Board Compensation

  For the period from the 2000 Annual Meeting of Shareholders to this year's Annual Meeting, Non-employee Directors received an annual retainer consisting of 1,217 shares of AFC Common Stock issued pursuant to the 1996 Non-Employee Director Stock Ownership Plan. The shares granted to each non-employee Director equated to approximately $67,000 of value on the grant date. The Board of Directors has decided that its total compensation, including the annual stock retainer and meeting fees, will be assessed each year in comparison to the total compensation paid to directors of other insurance and financial services companies. Based on this assessment, the Board of Directors may modify the retainer or meeting fees as deemed necessary to maintain a total compensation level near the median of the range for the comparison group. In addition to the annual retainer, Chairpersons of committees also received a $4,000 annual retainer, and Non-employee Directors of AFC received $1,500 per meeting of the Board of Directors and $1,000 for each meeting of a committee thereof that they attended. In February 2001, based on the recommendation of the Compensation Committee, the Board voted to equate the 2001 annual stock retainer to a value of $73,000 based on the closing price of AFC's common stock at the end of the third business day preceding this year's Annual Meeting of Shareholders. The Compensation Committee also recommended, and the Board approved, an increase in the annual retainer to be paid to Committee Chairpersons to $5,000. Mr. O'Brien, the only Director who is also an employee of the Company, is not paid any fees or additional compensation for service as a member of the Board of Directors. All Directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board of Directors and its committees.

  Directors may defer receipt of their cash and stock compensation until the earlier of a specified date or the time they are no longer members on the Board of Directors. Deferred cash amounts are accrued in a memorandum account and were credited with interest at eight percent per annum in 2000.

 Director Retirement Policy

  It is the policy of the Board of Directors that a Director retire at the Annual Meeting of Shareholders following his or her attainment of age 70. A Director who is first elected to the Board after the age of 65, however, will retire at the Annual Meeting of Shareholders following his or her attainment of age 72.

  There are no family relationships among any of the Directors or executive officers of AFC and its subsidiaries.

Audit Committee Report

 Review of Audited Financial Statements with Management

  The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2000.

 Review of Financial Statements and Other Matters with Independent Accountants

  The Audit Committee discussed with the Company's independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2000 is compatible with maintaining PricewaterhouseCoopers' independence from the Company.

 Recommendation that Financial Statements be Included in Annual Report

  Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission (the "Commission").

 Other Matters

  In accordance with the rules of the Commission, this report is not to be deemed "soliciting material," or deemed to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in Item 306, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

                                                                 March 19, 2001

AUDIT COMMITTEE
Robert J. Murray, Chair
Gail L. Harrison
Wendell J. Knox
John R. Towers

 Audit Fees

  The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the year were $1,151,000.

 Financial Information Systems Design and Implementation Fees

  There were no fees billed for such matters.

 All Other Fees

  The aggregate fees billed for all other non-audit professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $2,470,000.

                                    ITEM II
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors, subject to ratification by the shareholders, to be AFC's independent public accountants for 2001. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as independent public accountants for AFC for 2001. If ratification is not obtained, the Board of Directors will reconsider the appointment.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the number of shares of AFC's Common Stock owned as of March 15, 2001 by (i) each Director of AFC,
(ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of AFC as a group and (iv) each person who is known by AFC to be the beneficial owner of more than five percent of AFC's Common Stock as of such date. This information has been furnished by the persons listed in the table.

   Name of
   Beneficial Owner                        Shares Owned*
   ----------------                        -------------
   Michael P. Angelini...................        7,961(1)
   E. Gordon Gee.........................        3,517
   Samuel J. Gerson......................        3,517
   Gail L. Harrison......................        2,668(2)
   Robert P. Henderson...................        5,917
   M Howard Jacobson.....................        4,317
   John P. Kavanaugh.....................       47,623(3)
   Wendell J. Knox.......................        1,837
   Robert J. Murray......................        5,917
   Terrence Murray.......................        4,986
   John F. O'Brien.......................      238,696(4)
   Richard M. Reilly.....................       65,900(5)
   Robert P. Restrepo, Jr. ..............       50,950(6)
   Eric A. Simonsen......................       60,766(7)
   John R. Towers........................          525(8)
   Herbert M. Varnum.....................        7,617
   Directors and executive officers as a
    group (21 persons)...................      648,622(9)  1.2% of shares of
                                                           AFC Common Stock
                                                           outstanding
   Holder of Greater Than Five Percent of
    Common Stock
   FMR Corp. ............................    5,881,245(10) 11.1% of shares of
    82 Devonshire Street                                   AFC Common Stock
    Boston MA 02109                                        outstanding

--------
 * With the exception of AFC Common Stock held by FMR Corp., each of the amounts represents less than 1% of the outstanding shares of Common Stock as of March 15, 2001. As to shares listed in the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain Directors and executive officers, including named executive officers, have deferred receipt of certain stock grants. Deferred stock is held in a rabbi trust (the "Rabbi Trust"), the trustee of which is a nationally chartered trust company subsidiary of AFC. As of March 15, 2001, the Rabbi Trust held 108,724 shares of AFC common stock pursuant to deferrals by Directors and executive officers. For information regarding specific deferrals, please refer to the notes below.
 (1) Excludes 444 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred.

 (2) Excludes 2,668 shares held by the Rabbi Trust, the receipt of which Ms. Harrison has deferred.
 (3) Includes 481 shares held for the benefit of Mr. Kavanaugh by the trustees of the First Allmerica Financial Life Insurance Company's Employees' 401(k) Matched Savings Plan (the "FAFLIC Plan") and 31,600 shares underlying options exercisable within 60 days. Excludes 560 shares held by the Rabbi Trust, the receipt of which Mr. Kavanaugh has deferred.
 (4) Includes 75,500 shares of restricted stock over which Mr. O'Brien has no investment power, 202 shares held for the benefit of Mr. O'Brien by the trustees of the FAFLIC Plan and 66,000 shares underlying options exercisable within 60 days. Excludes 85,840 shares held by the Rabbi Trust, the receipt of which Mr. O'Brien has deferred.
 (5) Includes 15,000 shares of restricted stock over which Mr. Reilly has no investment power, 101 shares held for the benefit of Mr. Reilly by the trustees of the FAFLIC Plan and 19,400 shares underlying options exercisable within 60 days. Excludes 8,041 shares held by the Rabbi Trust, the receipt of which Mr. Reilly has deferred.
 (6) Includes 38,950 shares underlying options exercisable within 60 days.
 (7) Includes 11,242 shares held in trust for the benefit of Mr. Simonsen's immediate family, for which trusts Mr. Simonsen acts as trustee with shared voting and investment power and 26,000 shares underlying options exercisable within 60 days. Excludes 11,322 shares held by the Rabbi Trust, the receipt of which Mr. Simonsen has deferred.
 (8) Mr. Towers shares voting and investment power with his wife.
 (9) Includes 95,000 shares of restricted stock over which the holders have no investment power, 5,044 shares held by the trustees of the FAFLIC Plan, 248,170 shares underlying options exercisable within 60 days. See notes 1 through 8 above.
(10) Based on a Schedule 13G/A dated February 13, 2001, filed by FMR Corp. FMR Corp. and Edward C. Johnson have sole dispositive power over 5,881,245 shares, but do not have sole voting power for such shares. Edward C. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power and sole voting power over 282,261 shares.

  As of March 15, 2001, there were no persons other than FMR Corp. known to AFC to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer of AFC and the four other most highly compensated executive officers of AFC (collectively, the "Named Executive Officers").

                                                                 Long Term
                                  Annual Compensation          Compensation
                              ---------------------------- ---------------------
                                                    Other
                                                   Annual  Restricted Securities All Other
                                                   Compen-   Stock    Underlying  Compen-
Name and                                   Bonus   sation    Awards    Options    sation
Principal Position       Year Salary ($)  ($)(1)   ($)(2)    ($)(3)      (#)      ($)(4)
------------------       ---- ---------- --------- ------- ---------- ---------- ---------
John F. O'Brien......... 2000  900,000     939,300 122,111 2,736,875       --     120,827
 President and Chief     1999  900,000   1,518,750 265,718 1,353,625    90,000    120,527
 Executive Officer       1998  924,231     486,000 109,422 2,975,207       --     124,651

Richard M. Reilly....... 2000  438,462     324,945     --    543,750       --       5,100
 Vice President          1999  401,616     525,200     --    390,469    18,500      4,800
                         1998  338,885     136,126     --    885,574       --       5,553

Robert P. Restrepo,      2000  447,692     295,785     --    137,605    30,750      5,100
 Jr.(5)................. 1999  440,346     577,750     --    104,125    32,000      2,262
 Vice President          1998  268,077     462,500     --  1,024,000    50,000        --

Eric A. Simonsen........ 2000  450,000     292,140     --    570,938       --       5,100
 Vice President          1999  450,461     641,250     --    312,375    20,000      4,800
                         1998  441,577     169,312     --  1,058,236       --       4,800

John P. Kavanaugh.......
 Vice President and      2000  336,923     191,579     --    438,625       --       5,100
 Chief Investment        1999  310,808     372,000     --     52,063    26,000      4,800
 Officer                 1998  282,404      79,750     --    581,822       --       4,800

--------
(1) Amounts represent bonuses earned pursuant to the Company's Incentive Compensation Plan, except that the amount reported for Mr. Restrepo in 1998 includes payment of $250,000 as a hiring bonus.
(2) The amounts shown reflect the payment of taxes in the amount of $97,674 in 2000 and $109,422 in 1999 and 1998 in connection with the payment of a life insurance premium on behalf of Mr. O'Brien. All other amounts shown reflect above-market earnings on deferred compensation.
(3) Amounts reflect the market value of the restricted stock awards on the date of grant. Amounts shown for 1998 include the value of restricted stock awarded under the Long-Term Stock Incentive Plan upon acquisition by the Named Executive Officer of an equal number of shares of Common Stock. Amounts shown for 1998 also include the value of restricted stock granted to Messrs. O'Brien, Reilly, Simonsen and Kavanaugh in exchange for the surrender of all vested future payments under a Long-Term Performance Unit Plan. The number of shares of restricted stock and market value of the shares granted in 1998 to each individual for the surrender of the vested future payments are: Mr. O'Brien, 21,536 shares/$1,133,332; Mr. Reilly, 5,828 shares/$306,699; Mr. Simonsen, 8,109 shares/$426,736; Mr. Kavanaugh,
    4,056 shares/ $213,447. The receipt of restricted stock granted to the Named Executive Officers in 1998 is deferred to the extent such compensation is not deductible to the Company under Internal Revenue Code
    Section 162(m).

    The amount shown for Mr. Restrepo includes the value of 6,000 shares of restricted stock granted pursuant to his employment agreement described later in this Proxy Statement. The aggregate holdings (including for the purposes of this footnote, restricted shares that have been deferred) and market value of restricted stock as of December 31, 2000, for each individual are: Mr. O'Brien, 158,036 shares/$11,457,610; Mr. Reilly, 39,328 shares/$2,851,280; Mr. Restrepo, 21,796 shares/$1,580,210; Mr. Simonsen,
    41,859 shares/ $3,034,778; and Mr. Kavanaugh, 24,156 shares/$1,751,310.
    Dividends will be paid on restricted stock reported in this column to the extent dividends are paid to other shareholders of AFC. Dividends on deferred restricted stock will also be deferred.
(4) Amounts shown include $5,100 paid to each of the eligible Named Executive Officers during 2000 in the form of employer contributions to each Named Executive Officer's 401(k) and related post-retirement accounts (except amounts contributed on behalf of Messrs. O'Brien and Reilly in 2000, which are attributable to the Executive Non-Qualified Retirement Plan). The amounts shown for Mr. O'Brien in 2000 also reflects the payment of a life insurance premium of $115,727. The amounts shown for Messrs. O'Brien and Reilly in 1998 also include $4,124 and $753, respectively, for adjustments due to payroll tax accounting errors in the prior year.
(5) Mr. Restrepo commenced employment effective May 26, 1998. Pursuant to arrangements entered into at that time, Mr. Restrepo is entitled to certain provisions in the event Mr. O'Brien ceases to continue in his current capacity. These provisions expire May 26, 2001. In addition, in the event Mr. Restrepo relocates to the greater Worcester area within the first five years of employment, he is eligible to receive reimbursement for any losses equal to one half of his out-of-pocket losses on the sale of his home.

Option Grants in Last Fiscal Year

  The following table contains information concerning stock options granted to the Named Executive Officers in 2000. The Company has not granted stock appreciation rights to any of its Named Executive Officers.

                               Individual Grants

                                                                                      Grant Date
                             Number of      Percent of Total                            Value
                             Securities     Options Granted   Exercise or             Grant Date
                         Underlying Options   to Employees    Base Price   Expiration  Present
Name                       Granted (#)(1)       in 2000      ($ per share)    Date     Value(2)
----                     ------------------ ---------------- ------------- ---------- ----------
Robert P. Restrepo,
 Jr.....................       30,750             3.3          $44.5625     2/20/10    $525,333

--------
(1) The securities underlying the options granted were shares of the Company's Common Stock. The options granted become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: options exercised from 2.5 to 7 years, stock price volatility of 37.60%, dividend yield of 0.47%, risk-free interest rate of 5.03% and no adjustment made for forfeitures or transferability. The real value of the options depends upon the actual performance of the Company's Common Stock during the applicable period.

Year-End 2000 Option Value Table

  The following table sets forth information for the Named Executive Officers regarding options to acquire shares of the Company's Common Stock held as of December 31, 2000.

                                                                    Number of
                                                              Securities Underlying     Value of Unexercised
                                                               Unexercised Options     In-the-Money Options at
                         Shares acquired                      at Year-End 2000 (#)      Year-End 2000 ($)(1)
Name                     on exercise (#) Value realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- ------------------ ------------------------- -------------------------
John F. O'Brien.........        --                 --             48,000/92,000          1,481,625/2,214,000
Richard M. Reilly.......        --                 --             15,700/22,800              521,119/599,475
Robert P. Restrepo,
 Jr.....................        --                 --             26,400/86,350              300,800/778,200
Eric A. Simonsen........        --                 --             22,000/28,000              750,000/772,500
John P. Kavanaugh.......      4,000           $125,000            23,400/30,600              852,825/812,550

--------
(1) Calculated based on the difference between the option exercise price and $72.50, the closing price per share of the Company's Common Stock on the New York Stock Exchange Composite Tape on December 31, 2000.

Non-Solicitation Agreements

  All of the Company's Named Executive Officers are subject to non-solicitation agreements ("Non-Solicitation Agreements") with the Company. The Non-Solicitation Agreements provide that, during employment and for a period of two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. The Non-Solicitation Agreements prohibit the executive officers from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the executive officer was employed by the Company. Finally, the Non-Solicitation Agreements provide that all proprietary information relating to the Company's business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Employment Continuity Plan

  In December 1996 the AFC Board of Directors voted to adopt the Allmerica Financial Corporation Employment Continuity Plan (the "Employment Continuity Plan"). The purposes of the Employment Continuity Plan are (i) to secure senior management's objectivity and ensure focus on behalf of shareholder interest in the event of actions or occurrences that could lead to a Change of Control, and (ii) to ensure, in the event of a Change in Control resulting in payment under the Employment Continuity Plan, that senior management does not compete in the business of the Company, solicit Company employees or disclose any confidential or propriety information of the Company. The Employment Continuity Plan is administered by the AFC Board of Directors. Each of the Named Executive Officers is a participant.

  In the event of a Change in Control (defined below) of the Company and subsequent involuntary termination of a participant within a two-year period after the Change in Control, or voluntary termination of an Executive Officer participant (defined below) in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a Multiplier (defined below) times the sum of a participant's base salary, average bonus for the preceding three years, and the amount that otherwise would have been credited under the Company's cash balance pension plan sponsored by the Company or its affiliates. The Multiplier is three (3) for the Chief Executive Officer, two (2) for all other Executive Officers and one
(1) for certain other key employees. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, the lump-sum actuarial equivalent for grandfathered benefits earned under the retirement plan for "transition group" employees for the number of years commensurate with the Multiplier, 75% of a participant's maximum bonus potential pro-rated for service performed in the year of termination, and outplacement services. The Chief Executive Officer is also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code. An Executive Officer is defined as a member of the Operating Committee of the Company.

  For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity
Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) any person or group is or becomes the beneficial owner of 35% or more of the Company's voting stock outstanding;
(iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation; or (iv) the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

  In the event of a Change of Control, for all stock awards and stock options granted to a participant pursuant to the Company's Long-Term Stock Incentive Plan that do not otherwise vest immediately after the Change of Control, the participant will be paid a lump sum amount equal to (i) the fair market value of all stock awards as of the date of the Change of Control (excluding stock options) and (ii) with respect to stock options, the excess of the fair market value of the Company's common stock as of the date of the Change of Control over the stock option exercise price.

  The payment of benefits under the Employment Continuity Plan is contingent upon the Company's receipt of a signed waiver and release from the participant that release certain claims the participant may have and precludes the participant from competing with the Company for a period of two years.

Pension Benefits

  The Company maintains a tax-qualified, non-contributory defined benefit pension plan (the "Pension Plan") for the benefit of eligible employees.

  Prior to January 1, 1995, the Pension Plan benefit formula (the "Prior Plan Formula") was based upon a percentage of the participant's final average compensation multiplied by years of credited service, to a maximum of 35 years. Final average compensation was defined as the average of the highest consecutive five years of eligible compensation or last 60 months, if greater. Benefits under this formula were frozen for all employees as of December 31, 1994, with the exception of a certain grandfathered group (the "Transition Group"). This Transition Group continues to accrue benefits under the Prior Plan Formula. None of the Named Executive Officers is a member of the Transition Group.

  Effective January 1, 1995, the Company adopted a cash balance plan formula (the "Cash Balance Formula"). Each year, the Company allocates a percentage of a participant's eligible compensation to a separate memorandum account established for the participant. At the end of the year the Company sets the allocation percentage based on Company performance, with a minimum of 0.5% of eligible compensation. Participants may elect hypothetical investment options from choices provided by the Company. Upon termination of employment, participants may elect to receive a monthly annuity payment or an immediate lump sum payment.

  The Company also maintains several unfunded, non-qualified retirement arrangements. The Excess Benefit Plan provides eligible individuals with the difference between the benefits calculated under the Pension Plan formula without regard to Federal limitations and the maximum amount that may be paid from the Pension Plan under Federal tax laws. The Non-Qualified Executive Deferred Compensation Plan allows certain employees to defer up to 12.5% of their base salary.

  The Company has also adopted the unfunded Non-Qualified Executive Retirement Plan, designed to mirror the Company's qualified plan formulas, under which Messrs. O'Brien and Reilly participate. Effective January 1, 1995, participants irrevocably forfeited future participation in the Company's qualified Pension Plan and 401(k) Matched Savings Plan. Under the Non-Qualified Executive Retirement Plan, participants may (i) elect to defer compensation equal to the maximum 401(k) Matched Savings Plan annual contribution, (ii) receive and defer an amount equal to the Company's matching contribution, (iii) receive and defer an amount equal to the Pension Plan annual Cash Balance Formula allocation without regard to Federal limitations and (iv) defer up to 12.5% of base salary.

  The estimated annual retirement benefits payable at the normal retirement age of 65 for the Named Executive Officers is as follows: Mr. O'Brien, $345,054; Mr. Reilly, $61,852; Mr. Restrepo, $131,332; Mr. Simonsen, $148,150;
and Mr. Kavanaugh, $204,226.

  These include amounts calculated under the Prior Plan Formula and the Cash Balance Formula, including Excess Plan benefits. Amounts in the Cash Balance memorandum accounts and the Cash Balance accounts calculated for Messrs. O'Brien and Reilly under the Non-Qualified Executive Retirement Plan, were projected to age 65 assuming: (i) each individual's eligible compensation until retirement equals base salary plus bonus as shown in the Executive Compensation Table for 2000, (ii) an annual allocation of 7% of eligible compensation and (iii) investment income of 6% per year.

Compensation Committee Report

  The Compensation Committee ("Committee") of the Board of Directors is comprised of the Directors whose names appear at the end of this report, none of whom is an employee of AFC or of any affiliate or subsidiary of AFC. Among other duties, the Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC.

 Compensation Philosophy.

  The objectives of the executive compensation program are to attract and retain individuals key to the future success of AFC and its subsidiaries, to motivate executives to achieve the business objectives of AFC, and to align the long-term interests of executives with those of shareholders.

  The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys, proxy and other information. The Company maintains an annual incentive compensation plan providing supplementary cash compensation to key employees who contribute materially to the success of the Company and its subsidiaries. During 2000, annual incentive compensation under this plan was tied to the achievement of significant financial performance goals: (a) corporate earnings per share, and
(b) business unit performance modified by the individual's contribution. Long-term incentive compensation is provided under AFC's Long-Term Stock Incentive Plan (the "Stock Plan"), which provides restricted stock grants, stock options and other stock-based compensation intended to promote superior performance over a longer period of time. The Stock Plan is intended to attract and retain executives and to satisfy the objectives of linking executives' long-term interests with those of the shareholders and to encourage stock ownership in the Company. Factors considered in determining the grant of awards under the Stock Plan include the contribution of each executive to the long-term performance of AFC and the importance of such executive's responsibilities within the organization.

 Compensation of the Chief Executive Officer.

  In approving the 2000 compensation package for Mr. O'Brien, the Committee compared Mr. O'Brien's compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of life and property and casualty insurance companies of similar size offering similar products and services. The Committee engaged an outside compensation consultant to assist with the peer group comparisons. The Committee's review also included, but was not limited to, an assessment of the performance of the Company and its subsidiaries in terms of profitability and growth in the various business lines, an evaluation of its capital position and the implementation of significant cost controls and recent corporate restructurings. In comparison to the peer group of companies, Mr. O'Brien's base salary and his potential for incentive compensation as a percentage of base salary were within the median market range.

  Mr. O'Brien's 2000 incentive compensation performance measures included a corporate goal based upon earnings per share and individual performance goals, such as the achievement of certain financial targets including revenue, expenses and the appreciation of AFC's stock price. Achievement of individual performance goals and other initiatives undertaken by Mr. O'Brien in 2000 resulted in performance that met expectations.

  The Committee believes that the executive compensation policies of AFC and its subsidiaries are appropriate both to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities.

 Compliance with Internal Revenue Code Section 162(m).

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to a corporation's chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation, such as stock options and annual bonuses paid under the Short-Term Incentive Compensation Plan which was previously approved by shareholders, is not subject to the deduction limit if certain requirements are met. The Committee currently intends, where practicable in light of other considerations, to structure performance-based executive compensation in a manner that is intended to satisfy the requirements of Section 162(m) in order to maximize the deductibility to the Company of such compensation.

 Members of the Compensation Committee:

 Herbert M. Varnum, Chair
 Robert P. Henderson
 Howard Jacobson

                        COMMON STOCK PERFORMANCE CHART

  The following graph compares the performance of the Company's Common Stock since December 31, 1995, with the performance of the S&P 500 Index and with the performance of an industry peer group comprised of a composite of two published indices--the S&P Property-Casualty Insurance Index and the S&P Life/Health Insurance Index. Returns of the latter two indices have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph. The graph plots the changes in the value of an initial $100 investment over the indicated time periods, assuming reinvestment of all dividends.

               COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN *
                    AMONG ALLMERICA FINANCIAL CORPORATION,
                      THE S&P 500 INDEX AND A PEER GROUP

                                            Cumulative Total Return
                                 ---------------------------------------------
                                  12/95   12/96  12/97   12/98   12/99   12/00
                                 ---------------------------------------------
ALLMERICAN FINANCIAL CORPORATION 100.00  124.97 187.23  217.77  210.22  275.08
S&P 500                          100.00  122.96 163.98  210.84  255.22  231.98
PEER GROUP                       100.00  128.26 194.88  197.31  159.64  217.21

--------
* $100 invested on 12/31/95 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

  The insurance composite is a market value weighted composite of the S&P Property-Casualty Insurance and the S&P Life/Health Insurance indices. The components of the insurance composite have been weighted in accordance with the respective aggregate market capitalization of the companies in each index as of the date of Allmerica Financial Corporation's public offering and at the beginning of each period shown on the graph, as indicated below:

                                 12/95   12/96   12/97   12/98   12/99   12/00
                                 ------  ------  ------  ------  ------  ------
S&P Property-Casualty...........  63.18%  62.61%  63.19%  54.93%  49.46%  48.04%
S&P Life-Health.................  36.82%  37.59%  36.81%  45.07%  50.54%  51.96%
                                 ------  ------  ------  ------  ------  ------
  Total......................... 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
                                 ======  ======  ======  ======  ======  ======

  The Audit Committee Report, Compensation Committee Report and Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that AFC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange (the "NYSE"). Such persons are required by Commission regulations to provide to AFC copies of all their
Section 16(a) filings. Based solely on a review of the forms furnished to AFC and written representations from AFC's executive officers and Directors, AFC believes that during 2000 there was full compliance with all Section 16(a) filing requirements, except that an open market sale of 5,000 shares of AFC Common Stock by Mr. Simonsen was inadvertently not reported timely to the Commission and 2,028 shares of AFC Common Stock held by Mark R. Colborn, an executive officer, were inadvertently not reported in his initial Form 3 filing. Corrective forms have been filed with the Commission and the NYSE on behalf of both individuals.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Certain Business Relationships

  The Company's subsidiaries or affiliates have, from time to time, retained the services of Bowditch & Dewey LLP, a law firm in which Mr. Angelini is a partner.

 Indebtedness of Management

  In connection with the relocation to Worcester, Massachusetts of Robert P. Restrepo, Jr., a named executive officer, the Company established a $1 million line of credit for his purchase and renovation of certain real estate. The Compensation Committee of the Board of Directors reviewed and approved the line of credit. Amounts outstanding under the line of credit bear interest at a fixed rate of 5.87% (the applicable federal rate for December 2000), compounded annually. Outstanding principal and accrued interest become due on February 5, 2006. Security for the line of credit consists of AFC common stock owned by Mr. Restrepo and a second mortgage on the acquired real estate. Amounts outstanding under the line of credit become immediately due and payable if Mr. Restrepo's employment with the Company terminates, or if there is a Change in Control of the Company, as defined in the section of this Proxy Statement entitled "Employment Continuity Plan" above. As of March 22, 2001, the amount outstanding under the loan was $63,280, which was the largest amount outstanding at any one time since the line of credit was established.

                          ANNUAL REPORT ON FORM 10-K

  Shareholders may obtain without charge a copy of AFC's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2000, by calling (800) 407-5222 or by writing to AFC at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary).

                                 OTHER MATTERS

  Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

                             SHAREHOLDER PROPOSALS

  Proposals submitted by shareholders of AFC must be received by the Company's Secretary, Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 1, 2001, to be eligible under the Commission's shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2002 Annual Meeting of Shareholders.

  Any shareholder proposal to be considered at the Company's 2002 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company's Secretary by February 14, 2002, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 14, 2002, unless the proponent otherwise complies with the requirements of the Commission's Rule 14a-4 or Rule 14a-8.

  DATED at Worcester, Massachusetts this 6th day of April 2001.

                                          By Order of the Board of Directors,

                                          Charles F. Cronin
                                          Secretary and Counsel

                                                                      EXHIBIT A

                        ALLMERICA FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

Organization

  There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are independent of the management of the corporation. Members of the Audit Committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. Audit Committee members and the committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

  The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Statement of Policy

  The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

  In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the Audit Committee will:

  . Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  . On at least an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  . Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any significant deviations from the original plan.

  . Consider and review with the independent auditors, the director of internal auditing and financial management of the corporation:

      (a) The adequacy and effectiveness of the corporation's internal controls including financial, operational, compliance, and computerized information system controls.

      (b) Any related significant findings and recommendations of the independent auditors and internal auditing together with management's responses thereto.

  . Determine whether the independent auditors are satisfied with the disclosure and content of the financial statements contained in the annual report to shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and other significant decisions made in preparing the financial statements.

  . Review legal and regulatory compliance matters that may have a material impact on the financial statements.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Meet at least two times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

  . Review with financial management and the independent accountants the quarterly financial results prior to the filing of the Form 10-Q or prior to the release of earnings. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  . The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  . Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

  . Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation's annual proxy statement.

  . Provide written confirmation as required by the New York Stock Exchange regarding Audit Committee member qualifications and related board determinations, as well as the review and re-evaluation of the Audit Committee charter.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the corporation's Code of Conduct.

                       THE ALLMERICA FINANCIAL COMPANIES

  First Allmerica Financial Life Insurance Company . Allmerica Financial Life
              Insurance and Annuity Company (all states except NY)
    Allmerica Trust Company, N.A. . Allmerica Investments, Inc. . Allmerica
         Investment Management Company, Inc. . Financial Profiles, Inc.
    The Hanover Insurance Company . AMGRO, Inc. Allmerica Financial Alliance Insurance Company . Allmerica Asset Management, Inc. Allmerica Financial
  Benefit Insurance Company . Citizens Insurance Company of America . Citizens
                                Management Inc.

               440 Lincoln Street, Worcester, Massachusetts 01653

                                                                09668 (Rev.3/01)

                         ALLMERICA FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2001

     The undersigned, having received the Notice of Annual Meeting of Shareholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) John F. O'Brien and J. Kendall Huber, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held May 15, 2001, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Allmerica Financial Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of Directors in the event that any of the nominees is unwilling to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR each proposal and FOR all nominees for director.

Please mark vote as in this example. /X/
                                     --

1. For the election of all nominees listed below (except as otherwise indicated).

     Nominees: Michael P. Angelini, Robert P. Henderson, Terrence Murray,
                    John F. O'Brien and Herbert M. Varnum

            /__/  FOR all nominees               /__/ WITHHOLD from all nominees

     ---------------------------------------------------------------------------
             FOR all nominees, except those listed on the line above

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of Allmerica Financial Corporation.

            /__/ FOR                  /__/ AGAINST               /__/ ABSTAIN


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
              WHICH RECOMMENDS APPROVAL OF THE FOREGOING PROPOSALS

(Form of Proxy continued)

Mark here for address change and note below. /__/

------------------------------      ---------
Signature                           Date


------------------------------      ---------
Signature                           Date

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



[End of Proxy]